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EXHIBIT 99.2

Methode Electronics, Inc.
Unaudited Pro Forma Financial Statements

    The accompanying unaudited pro forma financial statements reflect the spin-off of Stratos Lightwave, Inc. as discontinued operations and were prepared consistent with Accounting Principles Board Opinion No. 30 "Reporting the Results of Operations—Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions" ("APB 30"). The revenues, costs and expenses and assets and liabilities of Stratos Lightwave, Inc. have been segregated in the accompanying pro forma Consolidated Statements of Income and Consolidated Balance Sheet. The net operating results and net assets of this business have been reported as "Discontinued Operations" in the accompanying pro forma financial statements.

    The discontinued operations financial information presented by Methode Electronics, Inc. may differ from the information reported by Stratos Lightwave, Inc. because of different assumptions and allocations required to be made by the two companies.

    The Company's pro forma Consolidated Statements of Income for the nine months ended January 31, 2001 and the year ended April 30, 2000, and pro forma Condensed Consolidated Balance Sheet at January 31, 2001 prepared consistent with APB 30 follow.

METHODE ELECTRONICS, INC.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME

Nine Months Ended January 31, 2001
(in thousands, except per share amounts)

	Methode As Reported (Note 2)	Stratos Lightwave Adjustment	Methode Pro Forma
INCOME
Net sales	$368,289	$98,287	$270,002
Other	2,828	1,071	1,757

	371,117	99,358	271,759
Cost of products sold	290,149	72,538	217,611
Selling and administrative expenses	49,547	15,994	33,553

	339,696	88,532	251,164

INCOME FROM OPERATIONS	31,421	10,826	20,595
Interest, net	7,260	5,930	1,330
Other, net	7,023	—	7,023

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES AND MINORITY INTEREST	45,704	16,756	28,948
Income taxes	13,125	5,850	7,275
Minority interest	1,865	1,640	225

INCOME FROM CONTINUING OPERATIONS	30,714	9,266	21,448
Discontinued operations:
Income from discontinued operations (less applicable income taxes of $5,290)	—	(9,266)	9,266

NET INCOME	$30,714	$—	$30,714

Amounts per Common Share:
Income from continuing operations:
Basic			$0.60
Diluted			$0.60
Net income:
Basic			$0.86
Diluted			$0.86
Weighted average number of Common Shares outstanding:
Basic			35,575
Diluted			35,806

See notes to unaudited pro forma condensed consolidated financial statements.

METHODE ELECTRONICS, INC.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME

Year Ended April 30, 2000
(in thousands, except per share amounts)

	Methode As Reported	Stratos Lightwave Adjustment	Methode Pro Forma
INCOME
Net sales	$422,146	$66,329	$355,817
Other	4,703	1,459	3,244

	426,849	67,788	359,061
Costs and expenses:
Cost of products sold	321,805	49,653	272,152
Selling and administrative expenses	58,877	11,933	46,944
Amortization of intangibles	1,515	152	1,363

	382,197	61,738	320,459

INCOME FROM OPERATIONS	44,652	6,050	38,602
Interest, net	1,699	—	1,699
Other, net	836	—	836

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES AND MINORITY INTEREST	47,187	6,050	41,137
Income taxes	16,100	2,260	13,840
Minority interest	199	—	199

INCOME FROM CONTINUING OPERATIONS	30,888	3,790	27,098
Income from discontinued operations (less applicable income taxes of $2,260)	—	(3,790)	3,790

NET INCOME	$30,888	$—	$30,888

Amounts per Common Share:
Income from continuing operations:
Basic			$0.77
Diluted			$0.76
Net income:
Basic			$0.87
Diluted			$0.87
Weighted average number of Common Shares outstanding:
Basic			35,308
Diluted			35,544

See notes to unaudited pro forma condensed consolidated financial statements.

METHODE ELECTRONICS, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEETS

January 31, 2001
(in thousands)

	Methode As Reported	Stratos Lightwave Adjustment	Methode Pro Forma
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$187,771	$155,413	$32,358
Accounts receivable, net	98,994	28,738	70,256
Inventories:
Finished products	12,323	1,806	10,517
Work in process	35,359	3,250	32,109
Materials	34,527	22,366	12,161

	82,209	27,422	54,787
Current deferred income taxes	6,300	1,166	5,134
Prepaid expenses	4,598	521	4,077

TOTAL CURRENT ASSETS	379,872	213,260	166,612
OTHER ASSETS
Goodwill, net	51,357	13,651	37,706
Other	14,616	481	14,135

	65,973	14,132	51,841
PROPERTY, PLANT AND EQUIPMENT	267,716	69,865	197,851
Less allowances for depreciation	144,277	17,885	126,392

	123,439	51,980	71,459
Net assets of discontinued operations	—	(217,577)	217,577

	$569,284	$61,795	$507,489

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable	$29,152	9,734	$19,418
Other current liabilities	31,546	9,390	22,156

TOTAL CURRENT LIABILITIES	60,698	19,124	41,574
OTHER LIABILITIES	2,771	687	2,084
DEFERRED COMPENSATION	7,291	1,263	6,028
MINORITY INTEREST	41,841	40,847	994
SHAREHOLDERS' EQUITY
Common Stock	18,081		18,081
Additional paid-in capital	185,571		185,571
Retained earnings	264,261		264,261
Other shareholders' equity	(11,230)	(126)	(11,104)

	456,683	(126)	456,809

	$569,284	$61,795	$507,489

See notes to unaudited pro forma condensed consolidated financial statements.

METHODE ELECTRONICS, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED
CONSOLIDATED FINANCIAL STATEMENTS

January 31, 2001

1.  Summary Of Quarterly Results Of Operations (Unaudited)

    The following is a summary of unaudited quarterly results of operations for the year and nine months ended January 31, 2001 (in thousands, except per share amounts).

	Fiscal Year 2001 Quarter Ended
	July 31	October 31	January 31
Net sales	$90,059	$93,797	$86,146
Gross profit	19,472	18,616	14,303
Income from continuing operations	6,842	5,564	9,042
Net income	8,554	9,058	13,102
Income from continuing operations per diluted Common Share	0.19	0.16	0.25
Net income per diluted
Common Share	0.24	0.25	0.37
	Fiscal Year 2000 Quarter Ended
	July 31	October 31	January 31	April 30
Net sales	$85,507	$90,023	$85,041	$95,246
Gross profit	20,444	20,802	20,077	22,342
Income from continuing operations	6,973	4,983	6,560	8,582
Net income	8,454	5,403	7,353	9,678
Income from continuing operations
per diluted Common Share	0.20	0.14	0.18	0.24
Net income per
diluted Common Share	0.24	0.15	0.21	0.27

    Income from continuing operations and net income in the third quarter of fiscal 2001 included $6 million ($.17 per share) from insurance proceeds related to the passing of William J. McGinley, the Company's founder and Chairman. Continuing operations in the second quarter of fiscal 2000 included a $3 million provision for a bad debt related to the bankruptcy of a large automotive safety system supplier ($.06 per share after income tax benefit).

2.  Reclassifications

    Certain amounts in fiscal 2000 have been reclassified to conform to the presentation in the consolidated statement of income for the nine months ended January 31, 2001.

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METHODE ELECTRONICS, INC. UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME Nine Months Ended January 31, 2001 (in thousands, except per share amounts)
METHODE ELECTRONICS, INC. UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME Year Ended April 30, 2000 (in thousands, except per share amounts)
METHODE ELECTRONICS, INC. UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEETS January 31, 2001 (in thousands)
METHODE ELECTRONICS, INC. AND SUBSIDIARIES NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS January 31, 2001